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                                                                     EXHIBIT 2.2

                                                                  EXECUTION COPY

                                 AMENDMENT NO. 1

                       TO THE AGREEMENT AND PLAN OF MERGER

                THIS AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER is made as of April 14, 2003 (this "Amendment") by and between EMP Group L.L.C., a Delaware limited liability company (the "Company"), and EMP Merger Corporation, a Delaware corporation (the "Merger Corp"), and amends that certain Agreement and Plan of Merger dated as of February 24, 2003 (the "Merger Agreement"), by and between the Company and Merger Corp. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Merger Agreement.

                WHEREAS, the Company and Merger Corp are parties to the Merger Agreement;

                WHEREAS, the Company and Merger Corp wish to amend the Merger Agreement in connection with the consummation of the Merger; and

                WHEREAS, pursuant to Section 8.6 of the Merger Agreement, all amendments to or waivers of any provision of the Merger Agreement may be made by a written instrument signed by (i) the Company and (ii) Merger Corp.

                NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                1. Amendments to Merger Agreement. Upon execution hereof, the Merger Agreement shall be amended as follows:

                (a) Section 2.2(c) shall be amended by deleting the reference to "0.913" therein and replacing the same with "0.9131;"

                (b) Section 3.2(a) shall be amended by deleting the reference to "65,368.857" therein and replacing the same with "64,468.857;" and

                (c) Section 6.3(b) shall be deleted in its entirety and replaced with the following:

                "An authorized person on behalf of the Company shall have delivered to Merger Corp an executed certification confirming the matters set forth in Section 6.3(a)."

                2. References to the Merger Agreement. All references in the Merger Agreement to "this Agreement," and to all other words referring to the Merger Agreement (such

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as "herein," "hereto," "herewith" and "hereunder"), shall be deemed to mean and refer to the Merger Agreement, as amended by this Amendment.

                3. Effectiveness of Amendment. This Amendment has been executed, in accordance with the terms of Section 8.6 of the Merger Agreement, by the Company and Merger Corp and shall become effective upon execution.

                4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                6. Facsimile Signatures. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

                7. Entire Agreement. This Amendment, the Contribution Agreement, the Merger Agreement and the terms and provisions hereof and thereof constitute the entire agreement among the parties pertaining to the subject matter hereof and thereof and supersede any and all prior or contemporaneous agreements relating to the subject matter hereof or thereof. Except as expressly amended hereby, the Merger Agreement shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Merger Agreement, the terms and provisions of this Amendment shall control. This Amendment shall be deemed part of and is hereby incorporated into the Merger Agreement.

                  [Remainder of Page Intentionally Left Blank]

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                                                                  EXECUTION COPY

                             AMENDMENT NO. 1 TO THE
                          AGREEMENT AND PLAN OF MERGER

                           Counterpart Signature Page

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Agreement and Plan of Merger to be duly executed by as of the day and year first above-written.

EMP GROUP L.L.C.

By:     /s/ Saul Goodman
        -------------------------
Name:   Saul Goodman
Title:  Authorized Person


EMP MERGER CORPORATION

By:     /s/ Anthony J. DiNovi
        -------------------------
Name:   Anthony J. DiNovi
Title:  President